Exhibit 21.1

THE ST. JOE COMPANY

LIST OF SUBSIDIARIES

(Includes 100% directly owned entities, indirectly owned entities and joint venture entities of which we may be a majority, equal or minority partner)

COMPANY NAME	STATE OF ORGANIZATION

Artisan Park, L.L.C.	DE

Arvida Realty, LLC	FL

Crooked Creek Utility Company	FL

East San Marco, LLC	FL

Florida Timber Finance I, LLC	DE

Florida Timber Finance II, LLC	DE

Florida Timber Finance III, LLC	DE

Georgia Timber Finance I, LLC	DE

Panama City Beach Venture, LLC	DE

Paradise Pointe, L.L.C.	FL

Park Point Land, LLC	FL

Paseos, LLC	DE

Plume Street, LLC	DE

Plume Street Manager, LLC	DE

Residential Community Title Company	DE

Rivercrest, LLC	DE

St. James Island Utility Company	FL

St. Joe Central Florida Contracting, Inc.	FL

St. Joe Community Sales, Inc.	FL

St. Joe-Southwood Properties, Inc.	FL

St. Joe Timberland Company of Delaware, L.L.C.	DE

St. Joe Utilities Company	FL

SweetTea Publishing, L.L.C.	FL

Talisman Sugar Corporation	FL

Whisper Venture, LLC	FL